                                                                    EXHIBIT 99.1

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of PubliCARD, Inc. (the "Company") on Form 10-Q/A for the quarterly period ended March 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacity and date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being filed solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q/A or as a separate disclosure document.

Date: March 28, 2003                /s/ Antonio L. DeLise
                                    --------------------------------------------
                                    Antonio L. DeLise
                                    President, Chief Executive Officer,
                                    Chief Financial Officer and Secretary
                                    (Principal Executive and Financial Officer)

A signed original of this written statement required by Section 906 has been provided to PubliCARD, Inc. and will be retained by PubliCARD, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                                       30